UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

POINTSTAR ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52393

(Commission File Number)

98-0494003

(IRS Employer Identification No.)

Loft Office Building 3, Suite #104, P.O. Box 500449 Dubai, United Arab Emirates

(Address of principal executive offices and Zip Code)

011-971-4-367-1342

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2007, our board of directors received the written resignation of Altaf Alimohamed as a director of our company and appointed Imad Yassine as a director in his place. Mr. Alimohamed's resignation was not the result of any disagreement between him and our company. There is no arrangement or understanding between Mr. Yassine and any other person pursuant to which Mr. Yassine was appointed as a director of our company.

Family Relationships

There are no family relationships with Imad Yassine and any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction with Mr. Yassine, since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Yassine, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINTSTAR ENTERTAINMENT CORP.

By: /s/ Altaf Alimohamed

Name: Altaf Alimohamed

Title:	President

Dated: August 17, 2007

CW1361835.1